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                                                                   EXHIBIT 10.10

                              CONSULTING AGREEMENT

This Consulting Agreement ("the Agreement"), effective April 1, 1997, is for the rendering of consulting services by Edward de Boer ("Consultant"), having a mailing address of 311 Don Ore Rd. Salt Spring Island, B.C. Canada V8K 2H5, to Ershigs, Inc. ("Company") having a mailing address of 742 Marine Dr., P.O. Box 1707, Bellingham, WA. 98227-1707.

WHEREAS, Company is engaged in Engineered FRP Composites for the chemical, mining, pulp & paper and power industries;

WHEREAS, Consultant possesses certain knowledge, experience, and good will in these industries relating to process equipment, marketing and manufacturing; and

WHEREAS, Company is desirous of utilizing Consultant's expertise and Consultant is willing to assist Company in its ongoing efforts:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties agree as follows:

1. SERVICES. Consultant will render consulting services to the Company useful in the restructuring of Company as may be requested from time to time by an authorized Company representative. Specifically, Consultant shall achieve the milestones set forth on Attachment "A" hereto, and shall therefore be entitled to his fee as set forth in Section 4 of this Agreement.

2. TERM OF AGREEMENT. Subject to the provisions of Article 8 hereof, this agreement shall continue in force from the above date until December 31, 1997.

3. INDEPENDENT CONTRACTOR. Consultant agrees he is an independent contractor, and while providing services under this Agreement, is not an agent or employee of Company, and has no authority to obligate or bind Company in any way to third parties without the express written permission of an appropriate officer of the Company or of its Board of Directors.

Except as otherwise expressly agreed in writing by the parties, Consultant shall not be eligible for or claim any benefits or perquisites which the Company provides to its employees including, but not limited to, medical and dental coverage, life insurance, bonuses, stock purchase plan, pension plan, or thrift plan.

4. FEES. In consideration for the rendering of Consultant's services, Company will pay Consultant $13,318.00 per month. Company shall not be responsible for withholding any federal, state or other taxes with respect to fees payable hereunder. Consultant shall be





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responsible for payment of any and all applicable social security and personal income taxes which may become due as a result of any payments made by Company to Consultant hereunder and shall indemnify and hold Company harmless in this regard.

Consultant shall furnish all transportation and personal incidentals necessary for the performance of this Agreement. Company will reimburse Consultant only for those travel and other expenses incurred as a result of a written request by Company in rendering the services hereunder, according to the defined Company expense reimbursement policy. Expenses will be reimbursed in a timely manner upon presentation by Consultant of completed expense reports on Company forms with supporting receipts. All reimbursed travel by Consultant must be approved in advance by Company.

5. CONFIDENTIAL AND PROPRIETARY INFORMATION. Consultant recognizes and acknowledges he will have access to certain confidential information (written or otherwise) of Company, and that such information constitutes valuable, special, and unique property of Company. Consultant further acknowledges that Consultant's work hereunder will involve proprietary confidential information, and thus also will be subject to the terms of this paragraph. Consultant will not, during or after the term of the Agreement, disclose any of such confidential information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever (except to authorized representatives of Company and its affiliated corporations) without the express written permission of Company.

6. NON-COMPETITION. Consultant warrants this Agreement will not conflict with any of his existing obligations or obligations under any other contract. During the term of his Agreement, Consultant will not own or acquire any portion of the ownership of, be employed by or provide services for any person, business corporation or other entity in competition with Company.

7. FULL DISCLOSURE. Consultant shall promptly and freely disclose to Company all conceptions, inventions, improvments, suggestions for improvement and valuable discoveries, whether patentable or not, which are conceived or made by Consultant solely or jointly with another or others during the term of this Agreement and which are related to Company's business. Consultant hereby assigns, and agrees to assign all his interest therein to the Company.

8. TERMINATION. This Agreement shall terminate on December 31, 1997, unless terminated earlier by either party for cause. The covenants of Consultant in Articles 5, 6 and 7 shall survive termination.

Upon termination, at Company's request, Consultant will promptly deliver to Company all drawings, manuals, letters, notes, reports, customer lists, and all other material and records of any kind whatsoever, including copies thereof, that were acquired from Company or created in conjunction with the business of Company.





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9.       ENTIRE AGREEMENT.  This Agreement supersedes all previous oral and written agreements and constitutes the entire Agreement between Consultant and Company and may only be amended by mutual written consent of both parties hereto.

10. JURISDICTION. The rights and obligations of the parties to this Agreement shall be construed in accordance with the laws of Washington.

11. NOTICE. All notices or other communications to be given pursuant to this Agreement must be in writing and may be given or served by mail, fax or personal delivery to the addresses first written above. Notices shall be effective upon receipt by the party notified.

12. SEVERABILITY. If any of the term and conditions of this Agreement are held by any court of competent jurisdiction to contravene or to be invalid under the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement, but instead, the Agreement shall be construed as if not containing the particular provision or provisions held to be invalid, the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall thereupon remain in full force and effect. The parties agree to cooperate in any revision of the Agreement which may be necessary to meet the requirements of law.

13. NON-ASSIGNABILITY. This Agreement shall not be assigned voluntarily, involuntarily or by operation of law without Company's prior written consent, and in the event of such assignment, Company may terminate this Agreement immediately without any further liability hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of March, 1997.

                                       Edward de Boer

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                                       Ershigs, Inc.

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                                 ATTACHMENT "A"

April 15, 1997: Fourth Quarter stub period financial plan to be reviewed and revised as necessary

May 1, 1997:  Resolve over 90 days Accounts Receivable problems.

June 1, 1997: Plant closure at Gatesville to be complete. Recruiting of new President of Ershigs to be complete.

July 1, 1997: Renegotiate Herb Ershigs' Agreement. FY98 plan to be complete for presentation to Board. Redundancies to be completed. Put in place new company benefits, i.e., medical, dental, 401k.

July 15, 1997-October 15, 1997: Growth Opportunities Plan, both internal and external to be in place.

December 31, 1997: Sales and Marketing issues FCI/Ershigs to be resolved and action plan in place. Complete Management transition.